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                                                                   EXHIBIT 10.24

                            ASSET PURCHASE AGREEMENT

                            ACQUISITION OF ASSETS OF

                                   A & G, INC.

                                       BY

                           SOUTHERN ENERGY HOMES, INC.

                          DATED: AS OF DECEMBER 3, 1997
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ASSET PURCHASE AGREEMENT

TABLE OF CONTENTS

ARTICLE 1.  PURCHASE AND SALE OF ASSETS

   1.1 Purchase and Sale of Assets                                             6

   1.2 Assumed and Retained Liabilities                                        8

   1.3 Purchase Price and Payments at Closing                                 10

   1.4 Lease of Retained Real Estate                                          11

   1.5 Purchase and Sale of Buildings                                         11

   1.6 Time and Place of Closing                                              12

   1.7 Payment and Assumption of Liabilities                                  12

   1.8 Transfer of Purchased Assets and the Buildings; Delivery
         of the Real Estate Lease Agreement                                   12

   1.9 Delivery of Records and Contracts                                      12

   1.10 Additional Adjustments                                                13

   1.11 Further Assurances                                                    13

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER AND PRINCIPAL STOCKHOLDERS

   2.1 Organization and Qualification of the Seller                           14

   2.2 Stock Ownership of the Seller                                          14

   2.3 Authorization of Transaction                                           14

   2.4 Present Compliance with Obligations and Laws                           14

   2.5 No Conflict of Transaction With Obligations and Laws                   14

   2.6 Financial Statements                                                   15

   2.7 Absence of Certain Changes                                             15

   2.8 Payment of Taxes                                                       15

   2.9 Title to Properties; Liens; Condition of Properties                    15
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   2.10 Inventories                                                           16

   2.11 Intellectual Property Rights                                          16

   2.12 Contracts and Commitments                                             16

   2.13 Employee Benefits and ERISA                                           17

   2.14 Environmental Matters                                                 18

   2.15 Permits                                                               19

   2.16 Warranty or Other Claims                                              19

   2.17 Litigation                                                            19

   2.18 Finder's Fee                                                          19

   2.19 Transactions with Interested Persons                                  20

   2.20 Disclosure of Material Information                                    20

   2.21 Representations and Warranties                                        20

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BUYER

   3.1 Organization of the Buyer                                              20

   3.2 Authorization of Transaction                                           20

   3.3 No Conflict of Transaction With Obligations and Laws                   20

   3.4 Litigation                                                             21

   3.5 Finder's Fee                                                           21

ARTICLE 4.  CONDITIONS TO OBLIGATIONS OF BUYER

   4.1 Representations; Warranties; Covenants                                 21

   4.2 Opinion of the Seller's Counsel.                                       21

   4.3 Non-Competition Agreements                                             21

   4.4 No Adverse Change                                                      21

   4.5 Approval of Documentation                                              22

   4.6 Absence of Certain Litigation                                          22
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   4.7 Due Diligence                                                          22

ARTICLE 5. CONDITIONS TO OBLIGATIONS OF THE SELLER AND THE STOCKHOLDER

   5.1 Representations; Warranties; Covenants                                 22

   5.2 Opinion of the Buyer's Counsel                                         22

   5.3 Approval of Documentation                                              23

   5.4 Absence of Certain Litigation                                          23

ARTICLE 6.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

   6.1 Survival of Warranties                                                 23

   6.2 Collection of Assets                                                   23

   6.3 Payment of Debts                                                       23

ARTICLE 7.  INDEMNIFICATION

   7.1 Definitions                                                            24

   7.2 Indemnification by the Seller and Principal Stockholders               24

   7.3 Indemnification by the Buyer                                           26

   7.4 Defense of Third Party Actions                                         26

   7.5 Miscellaneous                                                          27

   7.6 Payment of Indemnification                                             27

ARTICLE 8.  REGISTRATION.

   8.1 Required Registration                                                  27

   8.2 Conditions of Buyer's Obligations to Register Shares                   28

   8.3 Expenses                                                               29

   8.4 Financial Information                                                  29

   8.5 Exclusive Obligation to Register                                       29

   8.6 State Securities Laws                                                  29

   8.7 Indemnification                                                        29
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ARTICLE 9.  MISCELLANEOUS

   9.1 Fees and Expenses                                                      31

   9.2 Notices                                                                31

   9.3 Publicity and Disclosures                                              32

   9.4 Entire Agreement                                                       32

   9.5 Assignability                                                          32

   9.6 Amendment                                                              32

   9.7 Governing Law                                                          33

   9.8 Counterparts                                                           33

   9.9 Effect of Table of Contents and Headings                               33

SIGNATURES                                                                    34
LIST OF SCHEDULES AND EXHIBITS
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ASSET PURCHASE AGREEMENT

AGREEMENT entered into as of the 3rd day of December, 1997, among SOUTHERN ENERGY HOMES, INC., a Delaware corporation with its principal place of business in Addison, Alabama ("the Buyer"), A & G, INC., a South Carolina corporation, with its principal place of business in Charleston, South Carolina (the "Seller") and ALLEN WAYNE CROFT who is the sole stockholder of the Seller (the "Stockholder").

                                    RECITALS:

         WHEREAS, the Seller is engaged in the retail marketing and sales of new and used manufactured homes at several retail lot locations (the "Business"); and

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Buyer wishes to acquire the Business as a going concern and substantially all of the properties and assets of the Seller and is prepared to assume certain liabilities and obligations of the Seller, and the Seller wishes to convey the Business as a going concern and such assets to the Buyer, subject to such liabilities.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1. PURCHASE AND SALE OF ASSETS.

         1.1 Purchase and Sale of Assets

                  (a) Purchased Assets. Subject to the provisions of this Agreement and except as expressly excluded in paragraph (b), the Seller agrees to sell and the Buyer agrees to purchase, at the Closing (as defined in Section
1.6 hereof), all of the properties, assets and business of the Seller of every kind and description, tangible and intangible, wherever located, as the same may exist on the date of the Closing (collectively, the "Purchased Assets") including without limitation the following:

                           (i) all of the Seller s inventories of new and used
manufactured homes;

                           (ii) all of the Seller s steps, tools, decorator
kits, equipment, furniture, computer hardware and software and other personal property;

                           (iii) all leasehold improvements and all leasehold
interests created by, and all rights of the Seller under those leases listed on
Schedule 1.1(a) hereto (the "Leases");

                           (iv) all customer purchase orders, purchase contracts
and purchase commitments which are outstanding as of the date of the Closing relating to the purchase of manufactured homes;

                           (v) all of the Seller s rights under manufacturer
and/or supplier product warranties, guarantees and similar rights and assurances which have been provided with respect to manufactured home inventories and other personal property included among the Purchased Assets;

                           (vi) all rights with respect to prepaid amounts
received by the Seller prior to the Closing under dealer volume incentive or rebate programs, to the extent that such prepaid amounts relate to manufactured homes included in inventory and purchased by the Buyer at Closing ("Prepaid Volume Incentive Amounts");
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                           (vii) all rights with respect to amounts payable
following the Closing under the Greentree Financial Retail Volume Bonus Program (the "Greentree Bonus Program"), to the extent that such amounts relate to manufactured homes sold by the Buyer following the Closing (the "Buyer s Pro-Rata Share of the Greentree Bonus Amount"):

                           (viii) all authorizations, consents, approvals,
licenses, orders, permits, exemptions, concessions, grants, franchises, filings or registrations issued to the Seller by any governmental authority or agency in connection with the operation of the Business, to the extent the same are legally transferable;

                           (ix) all books, records, manuals and other materials
(excluding the Seller s corporate and stock records) related to or used in connection with the Business or the Purchased Assets, including mailing lists, customer lists, sales contracts and/or orders, marketing materials, market research data and business files; and

                           (x) all of the Seller s goodwill, trade secrets,
proprietary information, designs, styles, trademarks, trademark applications, and retail location trade names.

         (b) Retained Assets. The following assets shall be excluded from the Purchased Assets and retained by the Seller (the "Retained Assets"):

                                    I. all cash and cash equivalents held by the
         Seller as of the date of the Closing, other than Prepaid Volume Incentive Amounts;

                                    II. all installment contracts receivable and
         other accounts receivable of the Seller in existence and outstanding as of the date of the Closing;

                                    III. the real estate listed and described on
         Schedule 1.1(b) hereto (the "Retained Real Estate");

                                    IV. all rights with respect to amounts
         payable following the Closing under dealer volume incentive or rebate programs, to the extent that such amounts relate to manufactured homes sold by the Seller prior to the Closing ("Post-Closing Volume Incentive Amounts");

                                    V. all rights with respect to amounts
         payable following the Closing under the Greentree Bonus Program, to the extent that such amounts relate to manufactured homes sold by the Seller prior to the Closing (the "Seller s Pro Rata Share of the Greentree Bonus Amount");

                                    VI. all rights arising with respect to
         refunds due from federal, state and/or local taxing authorities related to taxes paid by the Seller or the Stockholder;

                                    VII. the Seller's corporate and stock
         records and such other records as have to do exclusively with the Seller's organization or stock capitalization; and

         VIII. certain items of personal property.

         1.2 Assumed and Retained Liabilities.
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                  (a) Assumed Liabilities. Upon the sale and purchase of the
Purchased Assets, the Buyer shall assume, pay, perform or discharge when due those liabilities and obligations (and only those liabilities and obligations) of the Seller which are listed and described as follows:

                                    IX. those liabilities of the Seller shown on
         Schedule 1.2(a) hereto and those liabilities of the Seller arising under contracts and commitments shown on Schedule 2.12 attached hereto, in each case to the extent that such liabilities are outstanding at the time of the Closing; and

                                    X. those obligations of the Seller which
         arise from and after the date of the Closing under the Leases. The liabilities to be assumed by the Buyer under this Agreement are hereinafter sometimes referred to as the "Assumed Liabilities".

                  (b) Retained Liabilities. Except to the extent expressly assumed pursuant to Section 1.2(a) above, the Buyer does not assume and shall not be liable for any debt, obligation, responsibility or liability of the Seller, or any Affiliate (as defined below), or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise. Without limiting the foregoing sentence, the Buyer shall have no responsibility or liability with respect to the following, whether or not disclosed in the Base Balance Sheet or a schedule hereto:

                                    XI. liabilities and obligations related to
         or arising from any transactions with any officer, director or stockholder of the Seller or any person or organization controlled by, controlling, or under common control with any of them (an "Affiliate");

                                    XII. liabilities and obligations for taxes
         of the Seller or the Stockholder of any kind, including taxes related to or arising from the transfers contemplated hereby (except transfer taxes specifically allocated to the Buyer under applicable state law), and liabilities and obligations with respect to the administration or termination of any employee benefit plan;

                                    XIII. liabilities and obligations for damage
         or injury to person or property based upon events occurring prior to the date of Closing;

                                    XIV. liabilities and obligations to
         employees of the Seller, whether for accident, disability, or workers compensation insurance or benefits, benefits under employee benefit plans, back pay, or obligations related to or resulting from severance of employment by the Seller;

                                    XV. liabilities of the Seller with respect
         to any options, warrants, agreements or convertible securities or other rights to acquire any shares of its capital stock of any class;

                                    XVI. liabilities and obligations of the
         Seller which have arisen prior to the date of the Closing under the Leases;

                                    XVII. liabilities and obligations related to
         group health insurance claims with respect to medical expenses incurred prior to the Closing;

                                    XVIII. liabilities and obligations with
         respect to warranty claims or product liability claims for injuries, losses or damages which arise out of or relate to manufactured homes sold by the Seller prior to the Closing;
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                                    XIX. liabilities and obligations resulting
         from or arising out of any governmental or third party claims for damages or clean-up costs pursuant to any environmental law existing and in effect on the date hereof with respect to events occurring or conditions existing prior to the Closing Date; or

         XX. liabilities and obligations for wholesale floor plan interest with respect to manufactured home contracts in transit.

                  (c) Rights of Third Parties. The assumption of Assumed Liabilities by the Buyer hereunder shall be treated as independent of the Buyer's existing business and shall not enlarge any rights of third parties under contracts or arrangements with the Buyer or the Seller or any of their respective subsidiaries. Nothing herein shall prevent the Buyer from contesting in good faith any of the Assumed Liabilities.

         1.3 Purchase Price and Payments at Closing.

                  (a) Payments at Closing. In consideration of the sale by the Seller to the Buyer of the Purchased Assets, the Buyer shall assume the Assumed Liabilities and pay to the Seller at Closing the aggregate amount of Two Million One Hundred Seventy Two Thousand Dollars ($2,172,000) (the "Aggregate Closing Amount") as follows:

                                    XXI. One Million Three Hundred Three
         Thousand Two Hundred Dollars ($1,303,200) (the "Net Asset Cash Amount") shall be paid by certified check or by wire transfer of immediately available federal funds; and

                                    XXII. Eight Hundred Sixty-Eight Thousand
         Eight Hundred Dollars ($868,800) (the "Net Asset Stock Amount") shall be paid in the form of duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock of the Buyer, the number of such shares to be issued to the Seller to be determined by dividing (x) the Net Asset Stock Amount by (y) the average closing price per share of the Buyer s Common Stock, as reported by the Nasdaq National Market, for the five (5) trading days immediately preceding the third business day prior to the Closing (the "Closing Price Per Share").

         The Net Asset Cash Amount shall be subject to adjustment at the Closing in accordance with Section 1.3(b) below.

                  (b) Determination of Net Inventory Value; Adjustment of the Net Asset Cash Amount.

                                    XXIII. At the Closing, the Seller shall
         prepare an inventory statement (the "Inventory Statement") of the Seller s net inventory value as of the Closing (the "Net Inventory Value") which shall be equal to the difference between (x) the net book value of the Seller s new and used manufactured home inventories as of the Closing, determined on a basis consistent with the valuation of inventories in preparation of the Base Balance Sheet (as defined in
         Section 2.6 hereof), and (y) the outstanding balance due under the floor plan financing liabilities and obligations to be assumed by the Buyer as provided under Section 1.2(a) hereof. The Seller shall deliver the Inventory Statement to the Buyer at the Closing, together with such inventory statements and other related work papers as the Buyer may reasonably request, and shall also deliver to the Buyer pay-off letters from each of those lenders providing floor plan financing to the Seller, which letters shall confirm the outstanding balances due under those floor plan financing arrangements.
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                                    XXIV. In the event that the Net Inventory
         Value is less than One Hundred Seventy-Two Thousand Dollars ($172,000) (the "Inventory Base Amount"), then (x) the Net Asset Cash Amount shall be adjusted and reduced on a dollar-for-dollar basis by an amount equal to the difference between the Inventory Base Amount and the Net Inventory Value.

                                    XXV. In the event that the Net Inventory
         Value is greater than the Inventory Base Amount, then the Net Asset Cash Amount shall be adjusted and increased by an amount equal to the difference between the Net Inventory Value of the Inventory Base Amount.

                                    XXVI. In the event that the Net Inventory
         Value equals the Inventory Base Amount, then there shall be no further adjustment of the Net Asset Cash Amount.

         1.4 Lease of Retained Real Estate. Subject to the provisions of this Agreement, the Seller agrees to lease to the Buyer, and the Buyer agrees to lease from the Seller, at the Closing, the Retained Real Estate under and in accordance with the terms of a Real Estate Lease Agreement in the form attached hereto as Exhibit A (the "Real Estate Lease Agreement").

         1.5 Purchase and Sale of Buildings. Purchase and Sale of Buildings. Subject to the provisions of this Agreement, the Stockholder agrees to sell and the Buyer agrees to purchase, at the Closing, those manufactured home buildings (the "Buildings") which are listed and described on Schedule 1.5 hereof and which are used by the Seller as retail sales offices in connection with the operation of the Business. The purchase price for the Buildings shall be One Hundred Ten Thousand Dollars ($110,000) (the "Buildings Purchase Price"), which shall be paid by the Buyer to the Stockholder at the Closing by certified check or by wire transfer of immediately available federal funds.

         1.6 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of the Seller s counsel, Buist, Moore, Smythe & McGee, P.A., 5 Exchange Street, Charleston, South Carolina at 10:00 a.m. on December 3, 1997 or at such other place, date or time as may be fixed by mutual agreement of the parties, such Closing to be effective as of 12:01 a.m. E.S.T. on December 3, 1997.

         1.7 Payment and Assumption of Liabilities. At the Closing, the Buyer shall pay the Aggregate Closing Amount to the Seller as provided in Section 1.3 hereof and the Buildings Purchase Price to the Stockholder as provided in
Section 1.5 hereof. At the Closing, the Buyer shall also deliver to the Seller an Instrument of Assumption to assume the Assumed Liabilities substantially in the form attached hereto as Exhibit B.

         1.8 Transfer of Purchased Assets and the Buildings; Delivery of the Real Estate Lease Agreement.

                  (a) At the Closing, the Seller shall deliver to the Buyer good and sufficient instruments of transfer transferring to the Buyer title to all the Purchased Assets including a bill of sale in the form attached hereto as Exhibit C, assignments of the Leases, together with any and all lessor consents, and such other instruments of transfer as may be required. Such instruments of transfer (i) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (ii) shall be in form and substance satisfactory to counsel for the Buyer, and (iii) shall effectively vest in the Buyer good and marketable title to all the Purchased Assets, free and clear of all liens, restrictions and encumbrances.
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                  (b) At the Closing, the Stockholder shall deliver to the Buyer good and sufficient instruments of transfer transferring to the Buyer title to all of the Buildings. Such instruments of transfer (i) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the Buildings under the laws of the jurisdictions applicable to such transfers, (ii) shall be in the form and substance satisfactory to counsel for the Buyer, and
(iii) shall effectively vest in the Buyer good and marketable title to all of the Buildings, free and clear of all liens, restrictions and encumbrances.

                  (c) At the Closing, the Buyer and the Seller shall also execute and deliver the Real Estate Lease Agreement.

         1.9 Delivery of Records and Contracts. At the Closing, the Seller shall also deliver to the Buyer all of the Seller s equipment and other operating leases, contracts, commitments and rights, with such assignments thereof and consents to assignments as are necessary to assure the Buyer of the full benefit of the same. The Seller shall also deliver to the Buyer at the Closing all of the Seller's business records, books and other data relating to its assets, business and operations (except corporate records and other property of the Seller excluded or relating to assets excluded under Section 1.1(b)) and the Seller shall take all requisite steps to put the Buyer in actual possession and operating control of the assets and the Business. After the Closing the Buyer shall afford to the Seller and its accountants and attorneys reasonable access to the books and records of the Seller delivered to the Buyer under this Section
1.9 and shall permit the Seller to make extracts and copies therefrom for the purpose of preparing such tax returns of the Seller as may be required after the Closing and for other proper purposes approved by the Buyer.

         1.10 Additional Adjustments . At the Closing, the Seller and the Buyer shall identify and agree upon the aggregate of any Prepaid Volume Incentive Amounts to be credited to the Buyer as part of the Purchased Assets and the Seller shall either (i) pay such aggregate amount to the Buyer by certified check or by wire transfer of immediately available federal funds or (ii) authorize the Buyer to take a credit for such amount against the Net Asset Cash Amount otherwise payable to the Seller at the Closing under Sections 1.3 and 1.7 hereof. At the Closing, the Seller and the Buyer shall also identify and agree upon the aggregate of any Post-Closing Volume Incentive Amounts to be credited to the Seller. If such amounts cannot be accurately determined as of the date of the Closing, the Seller and the Buyer shall, in the alternative, agree upon the methodology by which such amounts shall be determined. Thereafter, as Post-Closing Incentive Amounts are received by the Buyer from manufacturers who offer deal volume incentive or rebate programs, the Buyer shall promptly remit such Post-Closing Incentive Amounts to the Seller. At the Closing, the Seller and the Buyer shall also agree upon the methodology by which the Buyer s Pro Rata Share of the Greentree Bonus Amount and the Seller s Pro Rata Share of the Greentree Bonus Amount shall be determined and thereafter, as amounts are received following the Closing by either the Seller or the Buyer under the Greentree Bonus Program, such amounts shall be allocated between the Seller and the Buyer in proportion to Buyer s Pro Rata Share of the Greentree Bonus Amount and the Seller s Pro Rata Share of the Greentree Bonus Amount. Further, at the Closing, the Buyer shall reimburse the Seller for expenses incurred by the Seller with respect to those manufactured home sale transactions which are pending as of the Closing, the rights with respect to which are included among the Purchased Assets. The Seller and the Buyer acknowledge and agree that, since the amount of such expenses may be difficult to calculate precisely, such expenses shall be reimbursed at an estimated and assumed rate of Two Thousand Dollars ($2,000) per transaction. Finally, at the Closing, the Buyer shall reimburse the Seller for any amounts paid by the Seller under the Leases with respect to any period following the Closing, the amount of such reimbursement to be calculated on a per diem basis and paid by certified check or by wire transfer of immediately available federal funds.

         1.11 Further Assurances. The Seller from time to time after the Closing at the request of the Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.8) and take such other action as the Buyer may reasonably require to effectively transfer and assign to, and vest in, the Buyer each of the Purchased Assets

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER AND PRINCIPAL STOCKHOLDERS.

         The Seller and the Stockholder hereby jointly and severally represent and warrant to the Buyer as follows:

         2.1 Organization and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Seller s Certificate of Incorporation or equivalent document as amended to date ("Charter"), certified by the South Carolina Secretary of State, and of the Seller's by-laws as amended to date, certified by the Seller's Secretary (or the equivalent), and previously delivered to the Buyer's counsel, are complete and correct. To the Seller's knowledge, the Seller is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction, except for licenses in other jurisdictions disclosed in
Schedule 2.15.

         2.2 Stock Ownership of the Seller. All of the issued and outstanding shares of the capital stock of the Seller are held by the Stockholder. There are no (a) outstanding warrants, options or other rights granted by the Seller or the Stockholder to purchase or acquire, or pre-emptive rights with respect to the issuance or sale of, the capital stock of the Seller, or (b) other securities of the Seller directly or indirectly convertible into or exchangeable for shares of capital stock of the Seller.

         2.3 Authorization of Transaction. All necessary action, corporate or otherwise, has been taken by the Seller and the Stockholder to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the Agreement is the valid and binding obligation of the Seller and the Stockholder, enforceable in accordance with its terms.

         2.4 Present Compliance with Obligations and Laws. The Seller is not:
(a) in violation of its Charter or by-laws; (b) in material default of or material breach of (with or without the passage of time or the giving of notice) any material contract or lease to which it is a party or by which it or any of the Purchased Assets are bound and has not received notice from any party to any such contract or lease of such a material default or breach; or (c) to the Seller's knowledge in violation of any law, regulation, administrative order or judicial order applicable to it or its business or the Purchased Assets.

         2.5 No Conflict of Transaction With Obligations and Laws.

                  (a) Neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will:
(i) constitute a breach or violation of the Charter or by-laws of the Seller;
(ii) to the Seller's knowledge, conflict with or constitute (with or without the passage of time or the giving of notice) a material breach of, or material default under, any debt instrument to which the Seller or the Stockholder is a party, or give any person the right to accelerate any material indebtedness or terminate any material right; (iii) to the Seller's knowledge, constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreement, instrument or obligation to which the Seller or the Stockholder is a party or by which the Seller, the Stockholder or any of the Purchased Assets are bound; or (iv) to the Seller's knowledge, result in a violation of any law, regulation, administrative order or judicial order applicable to the Seller or its business or the Purchased Assets.

                  (b) To the Seller's knowledge, the execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Seller and the Stockholder do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any governmental authority.

         2.6 Financial Statements. Attached as Schedule 2.6 hereto are the following financial statements of the Seller, all of which statements are complete and correct in all material respects and fairly present the financial position of the Seller on the date of such statements and the results of its operations on the applicable basis for the periods covered thereby: Financial statements for the years ended December 31, 1995 and December 31, 1996 and financial statements for the nine month period ended September 30, 1997. The balance sheet dated September 30, 1997 included in the above financial statements is sometimes referred to hereinafter as the "Base Balance Sheet".

         2.7 Absence of Certain Changes. Since the date of the Base Balance Sheet there has not been any material change in the financial condition, properties, assets, liabilities or operations of the Seller which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Seller. To the Seller's knowledge, there is no fact which materially adversely affects, or may in the future (so far as can now be reasonably foreseen) materially adversely affect, the business, properties, operations or condition of the Seller which has not been specifically disclosed herein or in a schedule furnished herewith.

         2.8 Payment of Taxes. To the Seller's knowledge, each of the Seller and the Stockholder has filed all federal, state, local, and foreign government income excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed by the Seller or the Stockholder, and each of the Seller and the Stockholder has paid all taxes owing by the Seller or the Stockholder, except taxes which have not yet accrued or otherwise become due. All transfer, excise and other taxes payable to any jurisdiction by reason of the sale and transfer of the Purchased Assets pursuant to this Agreement shall be paid or provided for by the Seller or the Stockholder after the Closing.

         2.9 Title to Properties; Liens; Condition of Properties.

                  (a) Set forth on Schedule 2.9 hereto is a listing of (i) all leases under which the Seller leases real property at the date hereof, (ii) a description of substantially all of the machinery, equipment and other personal property used or owned by the Seller as of the date hereof, and (iii) all leases under which the Seller leases any personal property at the date hereof.

                  (b) Except as specifically disclosed in Schedule 2.9 hereto, to the Seller's knowledge, the Seller has good and marketable title in fee simple to the Retained Real Estate. Except as specifically disclosed in Schedule
2.9 hereto, the Seller has good title to all of its personal property, free and clear of all liens, restrictions and encumbrances, and all of its leases are valid and subsisting and fully assignable by the Seller and no material default exists under any thereof. Except as specifically disclosed in Schedule 2.9 hereto, the Stockholder has good title to the Buildings, free and clear of all liens, restrictions and encumbrances.

                  (c) Except as otherwise specified in Schedule 2.9 hereto, to the Seller's knowledge, the Buildings and all machinery and equipment of the Seller are in good repair and working order for their intended use and, to the Seller's knowledge, substantially conform with all applicable ordinances, regulations and zoning or other laws, and do not encroach on property of others.

         2.10 Inventories. Except as shown on Schedule 2.10, all manufactured homes contained in the inventories of the Seller reflected on the Base Balance Sheet are, and those existing at the Closing will be, to the Seller's knowledge, of a quality and quantity saleable in the ordinary course of the business of the Seller at prevailing market prices without discounts. All inventory items shown on the Base Balance Sheet are, and those are existing at the Closing will be, priced at lower of cost or market, and, to the Seller's knowledge, reflect write-downs to realizable values in the case of items which have become obsolete or unsaleable in the ordinary course of the business of the Seller. Subject to write-downs complying with the preceding sentence, the values of the inventories stated in the Base Balance Sheet reflect the normal inventory valuation policies of the Seller and were determined in accordance with generally accepted accounting principles, practices and methods, consistently applied. Purchase commitments for manufactured homes are not, to the Seller's knowledge, in excess of normal requirements, and none are at prices materially in excess of current market prices. Sales commitments for both new and used manufactured homes are all at prices in excess of prices used in valuing inventory, after allowing for selling expenses and a normal profit margin. Since the date of the Base Balance Sheet, no new or used manufactured homes held in the Seller s inventory as of such date have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices, and in no event less than cost.

         2.11 Intellectual Property Rights. Set forth on Schedule 2.11 hereto is a true and complete list of all trademarks, service marks, trademark and service mark applications, trade names, and copyrights (all of the foregoing collectively referred to as "Intellectual Property") presently owned or held by the Seller, and any material license of or right to any Intellectual Property.

         2.12 Contracts and Commitments.

                  Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.12 hereto, the Seller is not a party to or subject to:

                           (i) any contract or agreement for the purchase of new
or used manufactured homes;

                           (ii) any floor-plan financing or other similar loan
agreements or arrangements under which the Seller finances the purchase of new or used manufactured homes;

                           (iii) any consumer loan or other similar loan or
credit agreements under which the Seller provides financing for the purchase by retail customers or others for the purchase of new or used manufactured homes;

                           (iv) any dealer or sale representative agreements
with persons or entities engaged in the manufacture or distribution of manufactured homes;

                           (v) any dealer volume incentive or rebate programs or
agreements under which the Buyer may be entitled to any Prepaid Volume Incentive Amounts or under which the Seller may be entitled to receive any Post-Closing Volume Incentive Amounts or any finance company volume incentive or rebate programs or agreements other than the Greentree Bonus Program;

                           (vi) any contract or agreement for the purchase of
any materials, equipment or asset, other than purchase orders in the ordinary course of business for less than $5,000 each, such orders not exceeding $20,000 in the aggregate;

                           (vii) any other contracts or agreements creating any
obligations of the Seller after the date of the Base Balance Sheet of $10,000 or more with respect to any such contract or agreement, other than sales and purchase commitments in the ordinary course of business;

                           (viii) any contract or agreement creating obligations
of the Seller in excess of $10,000 which by its terms is not terminable without penalty by the Seller (or its successor or assign) upon thirty (30) days notice;

                           (ix) any contract containing covenants limiting the
freedom of the Seller to compete in any line of business or with any person or entity; or

                           (x) any license or franchise agreement (as licensor
or licensee or franchisor or franchisee).

         2.13 Employee Benefits and ERISA.

                  There are no currently effective pension, deferred compensation, stock purchase, option, bonus, profit sharing, or other employee benefit plans (within the meaning of Section 3 of the Employment Retirement Income Act of 1974, as amended ("ERISA"), severance pay or other material benefits practices (each such plan, arrangement or practice being hereafter referred to as "Benefit Plan") relating to the employees of the Seller. There are no multi-employer plans (as defined within the meaning of Section 3 (37) and 4001(a)(3) of ERISA) relating to the employees of the Seller, nor has there been any multi-employer plan relating to such employees within the last five years.

         2.14 Environmental Matters.

                  To the Seller's knowledge:

                  (a) Any and all waste oil, hazardous waste, hazardous substances, toxic substances or hazardous materials used or generated by the Seller have always been and are being generated, used, stored or treated on or at any of the properties or facilities owned or leased by the Seller (for the purposes of this Section, a "Site") according to federal, state and local laws, regulations and ordinances. Copies of any and all filings made or documents prepared under applicable state and local laws, regulations and ordinances and under Title III of the Superfund Amendments and Reauthorization Act of 1986, including without limitation material safety data sheets and chemical lists, have been provided to the Buyer.

                  (b) No petroleum, oil, hazardous waste, hazardous substances, toxic substances or hazardous materials used or generated by the Seller have ever been, are being, are intended to be or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Site.

                  (c) No petroleum, oil, hazardous substances or hazardous waste have ever been shipped by or for the Seller to other sites or facilities for treatment, storage or disposal, and the Seller has not received any notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order. The Seller has provided the Buyer with copies of all manifests documenting disposal of hazardous substances relating to operations of the Seller.

                  (d) All hazardous materials and toxic substances have been shipped by the Seller in accordance with all applicable federal, state and local laws, regulations and ordinances, including The Hazardous Materials Transportation Act, the regulations of the Department of Transportation, and any corresponding state or local statute and regulations adopted pursuant to said act.

                  (e) All underground tanks and other underground storage facilities located at any Site are listed in Schedule 2.14 hereto and copies of all notifications made to federal, state or local authorities pursuant to the Resource Conservation and Recovery Act relating to underground storage tanks have been provided to the Buyer. As of the date hereof, none of such underground tanks and other underground storage facilities are in violation of any federal, state or local environmental law, regulation or ordinance.

                  (f) The Seller has all necessary and applicable air permits and licenses, and has properly registered (for air pollution control purposes) all air emitting devices used by and activities conducted by it, as required by applicable federal, state or local law, regulation or ordinance. Copies of all such permits have been provided to the Buyer.

                  (g) For purposes of this section, "hazardous waste", "hazardous substances", "hazardous material", "oil", "petroleum", "toxic substances", "manifest", "material safety data sheets", and "response action" shall have the meaning set forth in the Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation and Liability Act, The Hazardous Materials Transportation Act, The Federal Water Pollution Control Act, The Toxic Substances Control Act, and corresponding state and local statutes, and ordinances and any amendments, or successor legislation to such Acts, or as currently defined in any federal, state or local regulations adopted pursuant to such Acts.

         2.15 Permits. To the Seller's knowledge, the Seller holds all licenses, permits and franchises which are required to permit it to conduct its businesses as presently conducted, and all such licenses, permits and franchises are listed on Schedule 2.15 hereto and are now, and will be after the Closing, valid and in full force and effect, and the Buyer, to the extent permitted by applicable law, shall have full benefit of the same.

         2.16 Warranty or Other Claims. Schedule 2.18 constitutes a summary of all pending claims against the Seller, of which the Seller has received notice, which allege with respect to new or used manufactured homes sold by the Seller defective workmanship or manufacture, breach of express or implied warranties, product liability, or any combination thereof. All such claims have been submitted in the ordinary course and are not materially different in type, nature, or amount from those previously received by the Seller. The Seller has reserved amounts against such claims consistent with its past practice and historically such reserves have been adequate. There is no reason to believe that such claims experience will not continue to be consistent with such past experience.

         2.17 Litigation. Except for matters described in Schedule 2.19 hereto, there is no suit, action, proceeding or governmental investigation pending (or, to the Seller's knowledge, threatened) against the Seller or the Stockholder, and there are no outstanding court orders, court decrees, or court stipulations to which the Seller or the Stockholder is a party or by which any of its or his assets are bound, any of which (a) question this Agreement or affect the transactions contemplated hereby, or (b) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Seller, or (c) will result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of the Seller or the Stockholder. Neither the Seller nor the Stockholder has any reason to believe that any such action, suit, proceeding or investigation may be brought against the Seller or the Stockholder.

         2.18 Finder's Fee. Neither the Seller nor the Stockholder has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.19 Transactions with Interested Persons. Except to the extent described in Schedule 2.19 hereto, none of any officer, supervisory employee, or director of the Seller, the Stockholder or their respective spouses or children,
(i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Seller, or any organization which has a material contract or arrangement with the Seller, or (ii) has any contract or agreement with the Seller.

         2.20 Disclosure of Material Information. To the Seller's knowledge, neither this Agreement nor any exhibit or schedule hereto or certificate issued pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of the Seller.

         2.21 Representations and Warranties. To the extent that any portion of the representations and warranties made herein were made to the knowledge of the Seller, such representation or warranty also contains a representation that the Seller has made diligent and careful inquiry with respect thereto. When representations and warranties are based on and qualified by and limited to the knowledge of the Seller, such knowledge shall be limited to the actual knowledge of any of the officers and directors of the Seller as well as the actual knowledge of the Stockholder.


ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

         The Buyer hereby represents and warrants to the Seller and the Stockholder as follows:

         3.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         3.2 Authorization of Transaction. All necessary action, corporate or otherwise, has been taken by the Buyer to authorize the execution, delivery and performance of this Agreement, and the same is the valid and binding obligation of the Buyer enforceable in accordance with its terms, subject to laws of general application affecting creditor's rights generally.

         3.3 No Conflict of Transaction With Obligations and Laws.

                  (a) Neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will:
(i) constitute a breach or violation of the Buyer's Charter or by-laws; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which the Buyer is a party or by which it or its assets are bound which would materially affect the performance by the Buyer of its obligations under this Agreement; or (iii) result in a violation of any law, regulation, administrative order or judicial order applicable to the Buyer.

                  (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any governmental authority, except for such disclosure of the transactions contemplated hereby which may be required by federal and state securities laws.

         3.4 Litigation. There is no litigation pending or, to the knowledge of the Buyer, threatened against the Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         3.5 Finder's Fee. The Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

ARTICLE 4. CONDITIONS TO OBLIGATIONS OF BUYER.

         The obligations of the Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 4 will have been accomplished.

         4.1 Representations; Warranties; Covenants. Each of the representations and warranties of the Seller and the Stockholder contained in Article 2 shall be true and correct as though made on and as of the Closing Date.

         4.2 Opinion of the Seller's Counsel.

                  At the Closing, the Buyer shall have received from Buist, Moore, Smythe & McGee, P.A., counsel for the Seller, an opinion dated as of the Closing, substantially in the form set forth as Exhibit D hereto.

         4.3 Non-Competition Agreements . The Stockholder shall have executed and delivered to the Buyer a non-competition agreement including substantially the terms and conditions set forth in Exhibit E attached hereto.

         4.4 No Adverse Change. During the period from the date of the Base Balance Sheet to the Closing, there shall not have been any change in the condition, financial or otherwise, the results of operation, or, to the knowledge of the Seller, the future prospects of the Business other than changes in the ordinary course of business, none of which has been materially adverse; and the Seller shall not have sustained any loss or damage to its properties, whether or not insured, which materially adversely affects its ability to conduct the Business; and all liabilities of the Seller relating to its business at the Closing which were not reflected on the Base Balance Sheet are liabilities incurred in the ordinary course of the business subsequent thereto, none of which was incurred in violation or contravention of any provisions of this Agreement.

         4.5 Approval of Documentation. All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement shall have been approved by counsel for the Buyer, provided that the approval of such counsel shall not be unreasonably withheld.

         4.6 Absence of Certain Litigation. There shall not be any (i) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided,
(ii) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) or pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (iii) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for the Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Buyer, in connection with the consummation of any material transaction contemplated hereby.

         4.7 Due Diligence. The Buyer, acting through its own management and personnel, counsel, accountants, engineers or other representatives designated by it, shall have been afforded full and complete opportunity to examine, investigate and review all aspects of the Seller's business, including, but not limited to, the Seller's financial statements, contracts and leases, assets, liabilities, inventory, accounts receivable, methods of accounting, financial and other business records, customers and suppliers and the Seller's machinery and equipment.

ARTICLE 5. CONDITIONS TO OBLIGATIONS OF THE SELLER AND THE STOCKHOLDER

         The obligations of the Seller and the Stockholder to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 5 will have been accomplished.

         5.1 Representations; Warranties; Covenants. Each of the representations and warranties of the Buyer contained in Article 3 shall be true and correct as though made on and as of the Closing; and the Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

         5.2 Opinion of the Buyer's Counsel At the Closing, the Seller shall have received from Brown, Rudnick, Freed & Gesmer, counsel for the Buyer, an opinion dated as of the Closing, substantially in the form of Exhibit F.

         5.3 Approval of Documentation. All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement shall have been approved by counsel for the Seller, provided that the approval of such counsel shall not be unreasonably withheld.

         5.4 Absence of Certain Litigation. There shall not be any (i) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided,
(ii) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) or pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (iii) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for the Seller is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Seller, in connection with the consummation of any material transaction contemplated hereby.

ARTICLE 6. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         6.1 Survival of Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to the other parties incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other parties and shall survive the Closing in accordance with Article 8 hereof, regardless of any investigation and shall not merge in the performance of any obligation by any party hereto, provided that the covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing.

         6.2 Collection of Assets. Subsequent to the Closing, the Buyer shall promptly transfer or deliver to the Seller from time to time, any cash or other property that the Buyer may receive with respect to installment contracts receivable or other accounts receivables of any character or any other items retained by the Seller pursuant to the provisions hereof. Subsequent to the Closing, the Seller shall promptly transfer or deliver to the Buyer from time to time, any cash or other property that the Seller may receive with respect to the Purchased Assets or the operation of the Business from and after the Closing.

         6.3 Payment of Debts. The Seller shall as promptly as possible after the Closing pay any debts and obligations not to be assumed by the Buyer hereunder, which debts would materially affect the transactions contemplated hereby.

ARTICLE 7. INDEMNIFICATION

         7.1 Definitions. For purposes of this Article 7:

                  "Losses" means all losses, damages (including, without limitation, punitive and consequential damages), liabilities, payments and obligations, and all expenses related thereto. Losses shall include any legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

                  The "Buyer's Indemnified Persons" means the Buyer and any person or entity that directly or indirectly controls, or is controlled by, or is under common control with, the Buyer, and each of their respective directors, officers, employees, stockholders and agents.

                  "Indemnified Person" means any person entitled to be indemnified under this Article 7.

                  "Indemnifying Person" means any person obligated to indemnify another person under this Article 7.

                  The "Seller's Indemnified Persons" means the Seller, any entity under common control with the Seller, their respective directors, officers, employees, stockholders and agents and the Stockholder.

                  "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

         7.2 Indemnification by the Seller and Principal Stockholders.

                  (a) Subject to the limitations in paragraph (b) below, the Seller and the Stockholder, jointly and severally, agrees to defend, indemnify and hold harmless the Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                           (i) resulting from or arising out of any breach of
any of the representations or warranties (other than those in Sections 2.1, 2.2, 2.8, 2.9(b) and 2.14) made by the Seller or the Stockholder in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

                           (ii) resulting from or arising out of any breach of
any of the representations or warranties made by the Seller or the Stockholder pursuant to Sections 2.1, 2.2, 2.8 or 2.9(b);

                           (iii) resulting from or arising out of any breach of
any covenant or agreement made by the Seller or the Stockholder in or pursuant to this Agreement;

                           (iv) in respect of any liability or obligation of the
Seller or the Stockholder not included in the Assumed Liabilities (other than liabilities or obligations described in Section 1.2(b)(ix) and those liabilities resulting from or arising out of any breaches of the representations or warranties made by the Seller and the Stockholder pursuant to Section 2.14);

                                             XXVII.resulting from or arising out
                                    of any liability,
                                    payment or obligation arising out of any litigation or similar matter required to be described on Schedule 2.17; or

                                             XXVIII.in respect of any liability
                                    or obligation of the Seller or the
                                    Stockholder described in Section 1.2(b)(ix) or resulting from or arising out of any breach of any of the representations or warranties made by the Seller or the Stockholder pursuant to Section 2.14.

                  (b) The right to indemnification under paragraph (a) is subject to the following limitations:

                           (i) Neither the Seller nor the Stockholder shall have
liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Seller asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                                    (A) for claims under clause (i) of paragraph
(a) above, a period of two (2) years from the Closing Date;

                                    (B) for all other claims, for so long as any
claim may be made in respect of such matters under any applicable statute of limitations, and for which Buyer would have any claim for Loss.

                           (ii) Indemnification for claims under clauses (i) and
(iii) of paragraph (a) above shall be payable by the Seller and the Stockholder hereunder only if and to the extent that the aggregate amount of all of Losses hereunder by the Buyer's Indemnified Persons with respect to such claims shall exceed $50,000. The maximum aggregate liability of the Seller and the Stockholder for claims under paragraph (a) above (other than under clauses
(a)(vi) shall be $2,000,000 and there shall be no maximum liability for claims under paragraph (a)(vi).

                           (iii) Nothing herein shall accrue to the benefit of,
or enlarge the rights of, any third party.

         7.3 Indemnification by the Buyer.

                  (a) Subject to the limitations in paragraph (b) below, from and after the Closing Date, the Buyer shall indemnify and hold harmless the Seller's Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them:

                           (i) resulting from or arising out of any breach of
any of the representations or warranties made by the Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

                           (ii) resulting from or arising out of any breach of
any covenant or agreement made by the Buyer in or pursuant to this Agreement;
and

                           (iii) in respect of any liability or obligation
included in the Assumed Liabilities.

                  (b) The right to indemnification under paragraph (a) above is subject to the limitation that the Buyer shall have no liability under paragraph
(a) unless a Seller's Indemnified Person gives written notice to the Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                           (i) for claims under clause (a)(i) above, two (2)
years from the Closing Date; and

                           (ii) for all other claims, for so long as any claim
may be made in respect of such matters under any applicable statute of limitations.

         7.4 Defense of Third Party Actions.

                  (a) Promptly after receipt of notice of any Third Party Action, any person who believes he or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 7.

                  (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

                  (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its reasonable expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person. The Indemnified Person agrees to cooperate in the defense.

                  (d) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

                  (e) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

         7.5 Miscellaneous. (a) The Buyer's Indemnified Persons shall be entitled to indemnification under Section 7.2 and the Seller's Indemnified Persons shall be entitled to indemnification under Section 7.3, regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person.

                  (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

         7.6 Payment of Indemnification. Claims for indemnification under this
Article 7 shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person, and the amount of the claim is ascertained.

ARTICLE 8. REGISTRATION.

         8.1 Required Registration. If at any time during the period beginning on the date of the Closing and ending on the second anniversary of the Closing, the Buyer receives a written request from the Seller to file a registration statement under the Securities Act of 1933, as amended (the "1933 Act") for a public offering of those shares of the Common Stock of the Buyer received in payment of the Net Asset Stock Amount (the "Registrable Shares"), the Buyer will promptly use its reasonable efforts to cause a registration statement to be filed with the Securities and Exchange Commission with respect to the number of such shares specified in the request, and will use its reasonable efforts to cause such registration statement to become effective under the 1933 Act. The Buyer shall prepare and file with the Securities and Exchange Commission, as soon as reasonably practicable, any necessary amendments to the Registration Statement or supplements to the prospectus included therein. Buyer shall not be required to cause more than one registration statement to be filed with respect to any Shares pursuant to this Section 8.1.

         8.2 Conditions of Buyer's Obligations to Register Shares. Buyer's obligation under Section 8.1 to cause a registration statement or amendment to be filed shall be subject to the following conditions:

                  (a) The Seller shall have provided such consents, representations and information and executed such documents as may reasonably be required in connection with such registration.

                  (b) The Buyer will be entitled to include any other shares of its Common Stock to be offered either by it or by any of its stockholders in any registration statement filed pursuant to Section 8.1.

                  (c) In no event will the Seller be entitled to request registration under Section 8.1 within a period of ninety (90) days following the effective date of any other registration statement filed by the Buyer (other than a registration statement covering the offer and sale of Common Stock to its employees and subsidiaries) regardless of whether or not the Seller participated in such registration statement.

                  (d) Notwithstanding any other provision of this Agreement, to the extent the provisions of subparagraph (c) of this Section 8.2 have the effect of reducing the time period during which the Seller would otherwise be entitled to request registration of its Registrable Shares under Section 8.1, the period during which the Seller may request registration, and during which the Buyer shall have a duty hereunder to register said Registrable Shares, shall be extended by the number of days equal to the aforementioned reduction.

                  (e) All sales of the Buyer's Common Stock by the Seller in any registered offering, other than a firm commitment underwritten offering, shall be made through a coordinating broker acceptable to the Buyer which acceptance by the Buyer shall not be unreasonably withheld.

                  (f) All sales of the Buyer's Common Stock by the Seller in any registered firm commitment underwritten offering shall be made through an underwriter acceptable to the Buyer which acceptance by the Buyer shall not be unreasonably withheld.

                  (g) On and after the one hundredth eightieth day following the effective date of any registration statement filed pursuant to Section 8.1, the Buyer may, without further notice to the Seller, take action to deregister any shares of its Common Stock registered by such registration statement and not yet sold.

                  (h) The Buyer shall at the time it is filing a registration statement pursuant to a request made hereunder be eligible to file a registration statement on either Form S-3 or Form S-1 (or any successor form to any such forms). The Buyer shall not take or omit to take any action for the purpose of rendering itself ineligible to file a registration statement on Form S-1 or Form S-3.

         8.3 Expenses. The expenses of registration of the Registrable Shares of the Seller pursuant to Section 8.1 will be shared equally between the Buyer and the Seller. For purposes of this Section 8.3, the term "expenses" shall include federal, state and other registration and qualification fees, legal fees and expenses for the Buyer's counsel, auditing and accounting expenses incurred by the Buyer in connection with the registration and printing and other related expenses, but shall exclude any legal fees for counsel to the Seller and any underwriting discounts and selling commissions relating to the Registrable Shares sold by the Seller.

         8.4 Financial Information. Notwithstanding the foregoing, in connection with any registration provided for in this Agreement, the Buyer will not be obligated to furnish any information, financial or otherwise, other than the information required and in the form and format which is customarily required at the time of the execution of this Agreement to accomplish any registration of the type provided for in this Agreement, unless otherwise required by the Securities and Exchange Commission; it being understood, that as of the date hereof, it is not customary in connection with registrations of the type provided for in this Agreement for the registrant to furnish audited financial information for interim quarterly periods. In the event that additional financial statements or other information is so otherwise required and is not readily available, then the reasonable salary and related reasonable overhead expenses of employees of the Buyer for time expended by such employees in the preparation of such financial or other information will be reimbursed to the Buyer by the Seller.

         8.5 Exclusive Obligation to Register. Except as provided in this
Article 8, the Buyer will have no obligation to the Seller to register under the 1933 Act any Common Stock received by the Seller pursuant to this Agreement.

         8.6 State Securities Laws. In connection with the registered offering of any Registrable Shares pursuant to this Agreement, the Buyer will take such action as may be necessary to qualify or register the shares to be sold under the securities or "blue-sky" laws of such jurisdictions as may be reasonably requested by the Seller; provided, however, that the Buyer will not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction in which it is not then qualified or to file any general consent to service of process.

         8.7 Indemnification. In connection with any registration statement filed pursuant to this Article 8:

                  (a) To the extent permitted by law, the Buyer will indemnify and hold harmless the Seller against any losses, claims, damages or liabilities, joint or several, to which it may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, and will reimburse the Seller for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 8.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the Buyer's consent (which consent shall not be unreasonably withheld) nor shall the Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Seller.

                  (b) To the extent permitted by law, the Seller will indemnify and hold harmless the Buyer, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Buyer within the meaning of the 1933 Act, and any underwriter (within the meaning of the 1933 Act) (in the case of an underwritten public offering) against any losses, claims, damages or liabilities to which the Buyer or any such director, officer, controlling person, or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Seller expressly for use in connection with such registration; and the Seller will reimburse any legal or other expenses reasonably incurred by the Buyer or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this subsection 8.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by a party who may be indemnified under this Section 8.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.7, notify the indemnifying party in writing of the commencement thereof and the indemnifying part shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to promptly notify any indemnifying party of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the party eligible for indemnification under this Section 8.7, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party other than under this Section 8.7.

ARTICLE 9. MISCELLANEOUS.

         9.1 Fees and Expenses . Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Seller or the Stockholder relating in any way to the purchase and sale of the Purchased Assets hereunder shall be charged to or paid by the Buyer or included in any account of the Seller as of the Closing.

         9.2 Notices . Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram or facsimile transmission) addressed as provided below and if either
(i) actually delivered electronically or physically at said address, or (ii) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested:

         If to the Seller or the Stockholder, to:

         A&G, Inc.
         c/o Allen Wayne Croft
         4648 Ashley View Lane
         Charleston, South Carolina 29405
         Facsimile Number:  (803) 569-0209

         with a copy to:

         James L. Parris, Esq.
         Buist, Moore, Smythe & McGee, P.A.
         5 Exchange Street
         Charleston, South Carolina 29401
         Facsimile Number:  (803) 723-7398

         If to the Buyer, to:
         Southern Energy Homes, Inc.
         Highway 41 North
         P.O. Box 269
         Addison, Alabama  35540
         Attention:  Wendell L. Batchelor, President
         Facsimile Number:  (205) 747-1183

         with a copy to:

         Paul J. Hartnett, Jr., Esq.
         Brown, Rudnick, Freed & Gesmer
         One Financial Center
         Boston, Massachusetts  02111
         Facsimile Number:  (617) 856-8201

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

         9.3 Publicity and Disclosures . No press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of both the Buyer and the Seller, provided, however, that, notwithstanding the foregoing, the Buyer shall be free to make such public announcements and disclosure regarding the transactions contemplated hereby, in such form and at such times, as the Buyer reasonably believes are necessary in order to comply with applicable federal and state securities laws, without prior consent of the Seller.

         9.4 Entire Agreement . This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         9.5 Assignability . This Agreement may not be assigned otherwise than by operation of law (i) by the Buyer without the prior written consent of the Seller, or (ii) by the Seller without the prior written consent of the Buyer. However, any or all rights of the Buyer to receive performance (but not the obligations of the Buyer to the Seller hereunder) and rights to assert claims against the Seller and the Stockholder in respect of breaches of representations, warranties or covenants of the Seller or the Stockholder hereunder and rights to be indemnified hereunder, may be assigned by the Buyer to any direct or indirect subsidiary, parent or other affiliate of the Buyer, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of setoff to which the Seller and the Stockholder might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         9.6 Amendment . This Agreement may be amended only by a written agreement executed by the Buyer, the Seller and the Stockholder.

         9.7 Governing Law . This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, other than the choice of law principles thereof.

         9.8 Counterparts . This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

         9.9 Effect of Table of Contents and Headings . Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.

                                                SOUTHERN ENERGY HOMES, INC.

                                                By:_____________________________
                                                                           Name:
                                                                          Title:

                                                                     A & G, INC.

                                                By:_____________________________
                                                                           Name:
                                                                          Title:

                                                                    STOCKHOLDER:

                                                --------------------------------
                                                               Allen Wayne Croft

ASSET PURCHASE AGREEMENT

List of Schedules and Exhibits

Schedule 1.1(a)  -    Leases
Schedule 1.2(a)  -    Assumed Liabilities
Schedule 1.5  -       Buildings
Schedule 2.6  -       Financial Statements
Schedule 2.9  -       Leases, Equipment and Other Personal Property
Schedule 2.10  -      Inventory and Building Title Exceptions
Schedule 2.11  -      Intellectual Property Rights
Schedule 2.12  -      Contracts and Commitments
Schedule 2.14  -      Underground Storage Tanks
Schedule 2.15  -      Permits
Schedule 2.16  -      Warranty or Other Claims
Schedule 2.17  -      Litigation
Schedule 2.19  -      Transactions with Interested Persons

Exhibit A:  Real Estate Lease Agreement
Exhibit B:  Instrument of Assumption
Exhibit C:  Bill of Sale
Exhibit D:  Legal Opinion of the Seller's Counsel
Exhibit E:  Non-Competition Agreement
Exhibit F:  Legal Opinion of the Buyer's Counsel

The Company hereby agrees to furnish supplementary, a copy of any of the forgoing schedules and exhibits, to the Commission upon request.